Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements and Independent Registered Public Accounting Firm” and to the use of our report dated March 30, 2023, in Amendment No. 5 to the Registration Statement (Form S-1, No. 333-267959) and related Prospectus of Principal Life Insurance Company dated April 27, 2023.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 27, 2023